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                                                                     EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA

                                       1.

         Name: The name of the corporation is First Banking Company of Southeast Georgia (the "Corporation").

         Amendment: The Amended and Restated Articles of Incorporation of the Corporation, as amended effective May 11, 1988, are hereby further amended as follows:


         1. By deleting Article 5 in its entirety and inserting the following in lieu thereof:

                                       "5.

                  The Corporation shall have authority to issue ten million (10,000,000) shares of Common Stock, $1.00 par value per share."


         Adoption by Directors and Shareholders. The foregoing amendment to the Amended and Restated Articles of Incorporation was duly adopted in accordance with the provisions of the Georgia Business Corporation Code by the Board of Directors and shareholders of the Corporation on April 25, 1996 in accordance with the provisions of Section 14-2-103 of the Georgia Business Corporation Code.

         Effective Time: These Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation set forth herein shall become effective upon filing with the Office of the Secretary of State of Georgia.

         This 3rd day of May, 1996.


                                               /s/ James Eli Hodges
                                               ------------------------------
                                               James Eli Hodges
                                               President





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                      ARTICLES OF AMENDMENT TO THE RESTATED
                          ARTICLES OF INCORPORATION OF
                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA

                                       1.

         The name of the Corporation is:

                  First Banking Company of Southeast Georgia.

                                       2.

         The Restated Articles of Incorporation of the Corporation are amended by deleting Article 5 in its entirety and inserting in lieu thereof a new
Article 5 as follows ("Amendment 1"):

                                       5.

         The Corporation shall have authority to issue Five Million (5,000,000) shares of $1 par value common stock.

                                       3.

         The Restated Articles of Incorporation of the Corporation are further amended by adding new Articles 14 and 15 as follows ("Amendment 2"):

                                       14.

         A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of any duty as a director, except for liability for:

                  (a) any appropriation, in violation of his duties, of any business opportunity of the Corporation;

                  (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                  (c) the types of liability set forth in Section 14-2-154 of the Official Code of Georgia Annotated; or

                  (d) any transaction from which the director derives an improper material tangible personal benefit.


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         If, after approval by the shareholders of this Article, the Official
Code of Georgia Annotated is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Official Code of Georgia, as so amended. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                       15.

         Should any provision of the Articles of Incorporation of the Corporation, as amended and restated, or any clause thereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of the Articles of Incorporation of the Corporation, as amended and restated, shall remain valid and fully enforceable.

                                       4.

         The foregoing amendments to the Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation entitled to vote thereon at a meeting held April 28, 1988. As of the record date, there were 277,323 shares of the Corporation's common stock issued, outstanding and entitled to vote on the foregoing amendments. The affirmative vote of the holders of a majority of the outstanding shares (138,662 shares) was required to adopt the foregoing amendments. Of the 277,323 shares outstanding and entitled to vote, 187,424 shares were voted in favor of Amendment 1 and 187,647 shares were voted in favor of Amendment 2.

                                       5.

         Amendment 1 effects a change in the amount of stated capital of the Corporation by reducing the par value of its common stock from $25 per share to $1 per share so that its stated capital will be reduced from $6,935,375 to $277,415.

         IN WITNESS WHEREOF, the undersigned offices of the Corporation have hereunto executed these Articles of Amendment to the Restated Articles of Incorporation this 2nd day of May, 1988.

                                          FIRST BANKING COMPANY OF
                                          SOUTHEAST GEORGIA

                                          By:   /s/ James Eli Hodges
                                             ------------------------
                                                    James Eli Hodges
ATTEST:                                             President

/s/ Mary C. Olliff
---------------------------
Mary C. Olliff
Secretary

[CORPORATE SEAL]



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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        FIRST BULLOCH BANKING CORPORATION


                                       1.

         The name of the Corporation is: "First Banking Company of Southeast Georgia."

                                       2.

         The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                       3.

         The Corporation shall have perpetual duration.

                                       4.

         The object of the Corporation is pecuniary gain and profit, and the Corporation is formed for the purpose of becoming and operating as a bank holding company and engaging in such related and permissible activities in connection therewith as the Board of Directors may from time to time specify by resolution.

                                       5.

         The Corporation shall have authority to issue Five Million (5,000,000) shares of $25.00 par value common stock.

                                       6.

         The Corporation shall be entitled to purchase its own shares out of its unreserved and unrestricted earned and capital surplus available therefor.

                                       7.

         The Corporation shall be entitled to distribute a portion of its assets to its shareholders out of capital surplus available therefor.

                                       8.

         The pre-emptive right of any shareholder to acquire authorized and unissued shares of the Corporation is denied.



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                                       9.

         (a) The Board of Directors, when it consists of nine or more members, shall be divided into three (3) classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term of one (1) year, each director in Class II shall be elected to an initial term of two (2) years and each director in Class III shall be elected to an initial term of three (3) years, and each director shall serve until the election and qualification of his successor or until his earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each Class of directors, the directors of each Class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.

         (b) Unless eighty percent (80%) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                      10.

         (a) Except as provided in paragraph (b) of this Article 10, the Board of Directors shall have the right to adopt, amend or repeal the By-laws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

         (b) Notwithstanding subparagraph (a) of this Article 10, any amendment of the By-laws of the Corporation changing the number of directors shall require the affirmative vote of at least eighty percent (80%) of the directors then in office or the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

         (c) Unless eighty percent (80%) of the directors then in office shall approve the proposed change, this Article 10 may be amended or rescinded only by the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                      11.

         (a) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

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         (b) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or an individual director may be removed with cause only by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

         (c) For purposes of this Article 11, a director of the Corporation may only be removed for cause only if (i) the director has been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interests of the Corporation.

         (d) Unless eighty percent (80%) of the directors then in office shall approve the proposed change, this Article 11 may be amended or rescinded only by the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                      12.

         (a) Except as set forth in subparagraph (d) of this Article 12, the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding shares of the Corporation entitled to vote thereon shall be required to approve:

             (i) any merger or consolidation of the Corporation with or into any other corporation; and

             (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or other entity;

if, as of the record date for determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity which is a party to such a transaction is the beneficial owner, directly or indirectly, of five percent (5%) or more of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

         (b) For purposes of this Article 12, any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of the
Corporation:

             (i)  which it owns directly, whether or not of record; or

             (ii) which it has the right to acquire, pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise; or


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            (iii) which are beneficially owned, directly or indirectly
                  (including shares deemed to be owned through application of subparagraph (b)(ii) above), by an "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1985) of the other corporation, person or entity; or

            (iv) which are beneficially owned, directly or indirectly (including shares deemed owned through application of subparagraph (b)(ii) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined above) has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of the Corporation.

For the purposes of determining whether a corporation, person or entity is the beneficial owner of one or more of the issued and outstanding shares of the Corporation, the issued and outstanding shares of the Corporation shall include shares not in fact issued and outstanding but deemed owned through the application of clauses (b)(ii), (iii) and (iv) above, but shall not include any other shares which are not then issued and outstanding but which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options or otherwise.

        (c) The Board of Directors shall have the power and duty to determine for the purposes of this Article 12, on the basis of information known to the Corporation, whether:

            (i) such other corporation, person or entity beneficially owns, directly or indirectly, more than five percent (5%) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors;

            (ii) a corporation, person or entity is an "affiliate" or an "associate" (as defined above) of another;

            (iii) any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation;

            (iv)  the memorandum of understanding referred to in subparagraph
                  (d) below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article 12.

        (d) The provisions of this Article 12 shall not apply to:

            (i) any merger or similar transaction with any corporation if eighty percent (80%) of the directors of the Corporation then in office has approved a memorandum of understanding with such other corporation with respect to such transportation prior to the time that such other corporation shall have become the beneficial owner of more than five percent (5%) of the issued and outstanding shares of the Corporation entitled to vote in an election of


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                  directors; or, after such acquisition of 5% of the issued and outstanding shares, if eighty percent (80%) or more of the directors then holding office approve such transaction prior to its consummation; or

            (ii) any merger or consolidation of the Corporation with, or any sale or lease to the Corporation (or any subsidiary thereof) of any assets of, or any sale or lease by the Corporation (or any subsidiary thereof) of any of its assets to, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in an election of directors is owned of record or beneficially by the Corporation and its subsidiaries.

         (e) Unless eighty percent (80%) of the directors then in office shall approve the proposed change, this Article 12 may be amended or rescinded only by the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding shares of the Corporation entitled to vote thereon at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                      13.

         (a) The Board of Directors, when evaluating any offer of another party
(a) to make a tender offer or exchange offer for any equity security of the Corporation, (b) to merge or consolidate any other corporation with the Corporation, or (c) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in their best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (i) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary banks of the Corporation are charged with providing support to and being involved in the communities they serve); and (ii) the consideration being offered by the other party in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.

         (b) Unless eighty percent (80%) of the directors then in office shall approve the proposed change, this Article 13 may be amended or rescinded only by the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                          ----------------------------

         The original Articles of Incorporation (the "Original Articles") of the Corporation are superseded in their entirety by the foregoing Amended and Restated Articles of Incorporation (the "Restated Articles") of the Corporation. The Restated Articles reflect the amendment of Article 1 and the addition of Articles 9 through 13 to the Original Articles. Apart from the foregoing amendment and additions, the provisions of the Restated Articles merely restate the provisions of the Original Articles, other than those Articles permitted to be deleted by O.C.G.A. ss.14-2-196(e).


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         The shareholders adopted the Restated Articles at the Annual Meeting of
Shareholders on April 24, 1985. Of the 183,236 issued and outstanding shares of common stock, 132,198 shares of common stock were voted for the Restated Articles. The affirmative vote of a majority of the issued and outstanding shares was required to adopt the Restated Articles.

         IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation, this 24th day of April, 1985.


                                            FIRST BANKING COMPANY OF
                                            SOUTHEAST GEORGIA (formerly First
                                            Bulloch Banking Corporation)

[CORPORATE SEAL]                            By:   /s/ James Eli Hodges
                                               --------------------------------
                                                      James Eli Hodges
                                                      President

ATTEST:

/s/ Mary C. Olliff
------------------------
Mary C. Olliff
Secretary


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